As filed with the Securities and Exchange Commission on May 06, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: May 06, 2003



                      GLOBUS INTERNATIONAL RESOURCES CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified by its charter)



Nevada                           O-24709                    88-0203697
(State or other jurisdic-        (Commission File           (IRS Employer
tion of incorporation)           Number)                    Identification
                                                            Number)


                  80 Wall Street, Suite 915, New York, NY 10001
                  ---------------------------------------------
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (212) 558-6100


           -----------------------------------------------------------
           Former Name or Former Address If Changed Since Last Report:

Item 5. Other Events and Regulation Fd Disclosure.

In late April 2003 the Company concluded a Private Financing Agreement with a privately held investment company in Western Europe. The package will result in a total of $4 Million to be invested in the Company. In consideration of this investment Registrant will issue two million (2,000,000) shares of the Company's Common Stock and grant the investor a minority interest in a 100,000 square foot cold storage facility to be built in Moscow, Russia. The Company plans to use a portion of the investment funds for the construction of this cold storage facility by Globus Cold Storage Corp, a majority owned subsidiary of the Company.

As of the date of this Report, the Company has received an initial investment of $700,000 and expects the total $4 Million financing to be completed by mid-June 2003.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits:

1.1 Press Release dated May 6, 2003 issued by Registrant in connection with financing agreement and initial investment.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 06, 2003
                                           GLOBUS INTERNATIONAL RESOURCES CORP.


                                           BY: /s/HERMAN ROTH
                                              ---------------------------------
                                              Herman Roth, Vice Chairman